Exhibit 99.1

BILL Discusses Impact of Silicon Valley Bank Closure

SAN JOSE, Calif.—(BUSINESS WIRE) – March 10, 2023 – BILL (NYSE: BILL) today issued the following statement.

Today, the California Department of Financial Protection and Innovation (DFPI) closed Silicon Valley Bank (“SVB”) and appointed the Federal Deposit Insurance Corporation (FDIC) as receiver. While Bill Holdings, Inc. (the “Company”) has funds with SVB, the significant majority of our corporate cash and processed payments are with numerous large, multinational financial institutions. When we received notice of SVB’s closure, we promptly redirected payments to be made through SVB to one of our multinational bank processors. The Company is no longer using Silicon Valley Bank to process payment transactions for our customers.

According to the FDIC, all insured depositors of SVB will have full access to their insured deposits no later than Monday morning, March 13, 2023. In addition, the FDIC will pay uninsured depositors an advance dividend within the next week. Uninsured depositors will be issued a receivership certificate for the remaining amount of their uninsured funds. As the FDIC sells the assets of SVB, future dividend payments may be made to uninsured depositors. Information on the SVB receivership from the FDIC can be found here.

While the Company continues to assess the potential impacts associated with SVB’s closure, we are providing the following preliminary information as of March 9, 2023:

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The Company has total corporate cash, cash equivalents, and short-term investments of approximately $2.6 billion held at multiple financial institutions. Of this amount, approximately $300 million is held at SVB. These corporate deposits with SVB are largely uninsured, and it is unclear how much of this cash will be unrecoverable.

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The Company has total cash held in trust on behalf of our customers (“FBO Funds“) of approximately $3.3 billion, held at multiple financial institutions. Of this amount, approximately $370 million is held at SVB. While the amount of FBO Funds that will be recoverable and timing of recovery is currently uncertain, we believe a significant portion will ultimately be recoverable. This assessment is based on information from the FDIC indicating that all outstanding checks issued from SVB accounts will be honored. In addition, up to $250,000 of each BILL customer’s funds held in our FBO account may be recoverable through FDIC’s pass-through insurance.

In the event of uninsured FBO Funds, it is our intention to utilize corporate cash to ensure pending payment transactions through SVB are processed successfully.

Regardless of the amount of funds recovered from SVB and FDIC, the Company strongly believes that its existing cash, cash equivalents and cash flow from operations are sufficient to meet its working capital, capital expenditures, and material cash requirements from known contractual obligations.

About BILL

BILL (NYSE: BILL) is a leader in financial automation software for small and midsize businesses (SMBs). As a champion of SMBs, we are dedicated to automating the future of finance so businesses can thrive. Hundreds of thousands of businesses trust BILL solutions to manage financial workflows, including payables, receivables, and spend and expense management. With BILL, businesses are connected to a network of millions of members, so they can pay or get paid faster. Through our automated solutions, we help SMBs simplify and control their finances, so they can confidently manage their businesses, and succeed on their terms. BILL is a trusted partner of leading U.S. financial institutions, accounting firms, and accounting software providers. BILL is headquartered in San Jose, California. For more information, visit bill.com.

Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on the Company’s expectations as of the date of this Current Report and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond the Company’s control. These statements include, but are not limited to, statements regarding the cash amounts at accounts with SVB, the availability of FDIC deposit insurance and the Company’s liquidity. Risks and uncertainties include the risks detailed in the periodic reports the Company files with the Securities and Exchange Commission (the “SEC”), including the Company’s quarterly and annual reports. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this Current Report are based on information available to the Company as of the date hereof. The Company assumes no obligation to update or revise the forward-looking statements contained in this Current Report because of new information, future events, or otherwise.

IR Contact:

Karen Sansot

ksansot@hq.bill.com

Press Contact:

Mark Heller

mheller@hq.bill.com